UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

Continental Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700 Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2015, the Board of Directors of Continental Building Products, Inc. (the “Company”) appointed Mr. James Bachmann, the Company’s President, Chief Executive Officer and Acting Chief Financial Officer, and Mr. Kevin Barner to fill the two vacancies on the Company’s Board of Directors. Mr. Barner will serve as a Class I director and Mr. Bachmann will serve as a Class II director, with their terms ending at the Company’s 2015 and 2016 annual meetings of stockholders, respectively. Neither Mr. Bachmann nor Mr. Barner will serve as a member of any committee of the Board nor will either be separately compensated for his services as a director.

Neither Mr. Bachmann nor Mr. Barner has any family relationship with any of the Company’s executive officers or directors, nor have they engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no understandings or other agreements or arrangements between Messrs. Bachmann or Barner and any other person pursuant to which either Mr. Bachmann or Mr. Barner was elected as a director.

Also effective March 24, 2015, Mr. Bradley Boggess, a current member of the Board of Directors, was appointed Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

March 24, 2015	By:	/s/ Timothy Power
		Name:	Timothy Power
		Title:	Senior Vice President, General Counsel and Secretary